MDU Resources Provides 2004 and 2005 Earnings Guidance


BISMARCK, N.D. - Nov. 29, 2004 - MDU Resources Group, Inc. (NYSE:MDU) announced that the company is maintaining its 2004 earnings per share guidance. Projected earnings per common share, diluted, for 2004, are expected to be in the range of $1.70 to $1.85. The company also announced projections on earnings per common share for 2005. Earnings per common share, diluted, for 2005 are expected to be in the range of $1.70 to $1.90.

Chairman of the Board, President and Chief Executive Officer Martin
A. White said, "For over eight decades, MDU Resources has been providing the services that make America great. We've grown our business by expanding upon our expertise while maintaining a disciplined growth strategy. Combined with an innovative and dedicated workforce, our strategy has proven to be a successful one. We expect to report another year of record earnings for 2004.

"In addition, we believe 2005 will be another strong year for MDU Resources. We anticipate significant earnings improvements at a number of our businesses. However, we have assumed that 2005 natural gas and oil prices will be at somewhat lower levels than the price levels we have experienced during 2004, causing our 2005 earnings per share projections to be near 2004 levels."

                              OUTLOOK

The following information highlights the key growth strategies, projections and certain assumptions for the company and its subsidiaries and other matters for each of the company's businesses. Many of these highlighted points are "forward-looking statements." There is no assurance that the company's projections, including estimates for growth and increases in revenues and earnings, will in fact be achieved. Please refer to assumptions contained in this section as well as the various important factors listed at the end of this document under the heading "Risk Factors and Cautionary Statements that May Affect Future Results." Changes in such assumptions and factors could cause actual future results to differ materially from the company's targeted growth, revenue and earnings projections.

MDU Resources Group, Inc.
- Earnings per common share for 2004, diluted, are projected in the range of $1.70 to $1.85.
- Earnings per common share for 2005, diluted, are projected in the range of $1.70 to $1.90.
- The company's long-term compound annual growth goals on earnings per share from operations are in the range of 6 percent to 9 percent.
- The company anticipates investing approximately $410 million per year in capital expenditures during 2004 and 2005.
- The company will consider issuing equity from time to time to keep debt at the nonregulated businesses at no more than 40 percent of total capitalization.

Natural Gas and Oil Production
- In 2004, the company expects a combined natural gas and oil production increase of approximately 8 percent over 2003 levels.
- In 2005, the company expects a combined natural gas and oil production increase of approximately 6 percent to 8 percent over projected 2004 levels. A portion of this increase is predicated on the timely receipt of various regulatory approvals.
- The company is expecting to drill between 250 and 300 wells in 2004.
- In 2005, the company is expecting to drill up to 500 wells, dependent on timely receipt of regulatory approvals. Delays in receipt of drilling permits are affecting producers throughout the Rocky Mountain region.
- For 2005, the company's estimate for natural gas prices in the Rocky Mountain region are in the range of $4.25 to $4.75 per Mcf, and estimates for the natural gas prices on the NYMEX are in the range of $5.00 to $5.50 per Mcf. During 2004, the company expects that more than two-thirds of its natural gas production will be priced using Rocky Mountain or other non-NYMEX prices.
- Estimates of NYMEX crude oil prices, reflected in the company's 2005 guidance, are projected in the range of $33 to $38 per barrel.
- The company has hedged a portion of its 2004 natural gas production. The company has entered into agreements representing approximately 35 percent to 40 percent of 2004 estimated annual natural gas production. The agreements are at various indices/prices and range from a low CIG index of $3.75 to a high NYMEX price of $10.18 per Mcf. CIG is an index pricing point related to Colorado Interstate Gas Co.'s system.
-  This segment has hedged a portion of its 2004 oil production.
   The company has entered into agreements at NYMEX prices with a low of $28.84 and a high of $30.28, representing approximately 25 percent to 30 percent of 2004 estimated annual oil production.
- The company has hedged a portion of its 2005 estimated natural gas production. The company has entered into agreements representing approximately 30 percent to 35 percent of its 2005 estimated annual natural gas production. The agreements are at various indices/prices and range from a low Ventura index of $4.75 to a high NYMEX price of $10.18 per Mcf. Ventura is an index pricing point related to Northern Natural Gas Co.'s system.
-  This segment has hedged a portion of its 2005 oil production.
   The company has entered into agreements at NYMEX prices with a low of $30.70 and a high of $52.05 representing approximately 30 percent to 35 percent of its 2005 estimated annual oil production.
- For 2005, the company may hedge up to 70 percent of natural gas and oil production based on established pricing criteria.

Construction Materials and Mining
- Aggregate volumes in 2004 are expected to be slightly higher than 2003 levels. Ready-mixed concrete volumes are expected to increase by 17 percent to 22 percent, while asphalt volumes are expected to increase 10 percent to 15 percent over 2003.
- Aggregate, ready-mixed concrete and asphalt volumes are expected to increase slightly in 2005 over projected 2004 levels.
- Revenues in 2004 are expected to increase by approximately 13 percent to 18 percent over 2003 levels.
- Revenues are expected to increase slightly in 2005 over projected 2004 levels.
- The company expects that the replacement funding legislation for the Transportation Equity Act for the 21st Century (TEA-21) will be equal to or higher than previous funding levels.
- Work backlog as of mid-October 2004 was approximately $501 million, compared to $425 million at mid-October 2003.

Independent Power Production and Other
- Earnings projections for 2004 are expected to be in the range of $22 million to $25 million.
- Earnings projections for 2005 are expected to be in the general range of projected 2004 earnings, excluding any additional acquisitions.
- The company is constructing a 116-megawatt (MW) coal-fired electric generating project near Hardin, Mont. A power sales agreement with Powerex Corp., a subsidiary of BC Hydro, has been secured for the entire output of the plant for a term expiring Oct. 31, 2008, with the purchaser having an option for a two-year extension. The projected on-line date for this plant is late 2005.

Electric
- The expected return in 2004 is anticipated to be generally consistent with overall authorized levels.
- The expected earnings in 2005 are anticipated to be somewhat lower than 2004 projected earnings.
- As part of the North Dakota Industrial Commission's Lignite Vision 21 project, the company submitted an air quality permit application in May 2004 to construct a 175-MW coal-fired plant at Gascoyne, N.D. The air permit application is now under review at the North Dakota Department of Health. This segment also is involved in the review of other potential projects to replace capacity associated with expiring contracts and to provide for future growth. The costs of building and/or acquiring the additional generating capacity needed by the utility are expected to be recovered in rates.

Pipeline and Energy Services
- In 2004, total natural gas gathering and transportation throughput is expected to increase approximately 15 percent to 20 percent over 2003 levels largely due to the Grasslands Pipeline, which began providing natural gas transmission service Dec. 23, 2003.
- In 2005, total gathering and transportation throughput is expected to increase approximately 5 percent to 10 percent over projected 2004 levels.
- Firm capacity for the Grasslands Pipeline is currently 90 million cubic feet per day with expansion possible to 200 million cubic feet per day.
- Expected transportation rate reductions in 2004 from 2003 levels due to the effects of a Federal Energy Regulatory Commission rate order received in July 2003 and rehearing order received in May 2004 have been reflected in the company's 2004 and 2005 earnings projections.

Natural Gas Distribution
- Annual natural gas throughput for 2004 and 2005 is expected to be approximately 52 million decatherms per year.
- The expected earnings for this segment in 2005 are projected to be significantly higher than projected earnings for 2004.
- In April 2004, a natural gas rate case was filed with the Montana Public Service Commission requesting an increase of $1.5 million annually, or 1.8 percent. The Commission has not acted on the company's request for an interim annual increase of $500,000. A final order on this case is expected in early 2005.
- In June 2004, a natural gas rate case for the Black Hills service area was filed with the South Dakota Public Utilities Commission requesting an increase of $1.3 million annually, or 2.2 percent. A final order is expected in late 2004.
- In September 2004, a natural gas rate case was filed with the Minnesota Public Utilities Commission requesting an increase of $1.4 million annually, or 4.0 percent. The company requested an interim increase of $1.4 million annually which, if authorized, will be effective in early 2005. A final order is expected in late 2005.

Utility Services
- Revenues are expected to be in the range of $380 million to $430 million in 2004.
- Revenues are expected to be in the range of $420 million to $470 million in 2005.
- The company anticipates margins for 2004 to be significantly lower than 2003 levels.
- Margins are expected to increase substantially from 2004 to 2005.
- Work backlog as of Sept. 30, 2004 was approximately $220 million, compared to $158 million at Sept. 30, 2003.

The company will host a webcast Nov. 30, 2004, beginning at approximately 12:20 p.m. EST. The event can be accessed at www.mdu.com. The replay will be available beginning at 3:30 p.m.
EST Nov. 30.

In addition, on Wednesday, Dec. 1, 2004, the company will webcast its presentation at the Wall Street Analyst Forum's building materials and products industry group. This webcast begins at 9:40 a.m. EST and can also be accessed at www.mdu.com. The replay will be available beginning at 12:30 p.m. EST Dec. 1.

Risk Factors and Cautionary Statements that May Affect Future Results The information in this release includes certain forward-looking statements, including earnings per share guidance and statements by the chairman of the board, president and chief executive officer of MDU Resources, within the meaning of Section 21E of the Securities Exchange Act of 1934. Although the company believes that its expectations are based on reasonable assumptions, actual results may differ materially. Following are important factors that could cause actual results or outcomes for the company to differ materially from those discussed in forward-looking statements.

- The company's natural gas and oil production and pipeline and energy services businesses are dependent on factors, including commodity prices, which cannot be predicted or controlled.
- The construction and operation of power generation facilities may involve unanticipated changes or delays that could negatively impact the company's business and its results of operations.
- An economic downturn may have a general negative impact on the company's future revenues.
-  The company relies on financing sources and capital markets.
   If the company is unable to obtain financing in the future, the company's ability to execute its business plans, make capital expenditures or pursue acquisitions that the company may otherwise rely on for future growth could be impaired.
- Some of the company's operations are subject to extensive environmental laws and regulations that may increase costs of operations, impact or limit business plans, or expose the company to environmental liabilities. One of the company's subsidiaries is subject to litigation in connection with its coalbed natural gas development activities. The ultimate outcome of the actions could have a material effect on existing coalbed natural gas operations and/or the future development of its coalbed natural gas properties.
- The company is subject to extensive government regulations that may have a negative impact on its business and its results of operations.
- The value of the company's investments in foreign operations may diminish due to political, regulatory and economic conditions and changes in currency exchange rates in countries where the company does business.
-  Competition is increasing in all of the company's businesses.
- Weather conditions can adversely affect the company's operations and revenues.
- Other factors that could cause actual results or outcomes for the company to differ materially from those discussed in forward-looking statements include:
   -  Acquisition, disposal and impairment of assets or facilities
   - Changes in operation, performance and construction of plant facilities or other assets
   -  Changes in present or prospective generation
   -  Changes in anticipated tourism levels
   -  The availability of economic expansion or development opportunities
   -  Population growth rates and demographic patterns
   - Market demand for, and/or available supplies of, energy products and services
   - Cyclical nature of large construction projects at certain operations
   -  Changes in tax rates or policies
   -  Unanticipated project delays or changes in project costs
   - Unanticipated changes in operating expenses or capital expenditures
   -  Labor negotiations or disputes
   - Inability of the various contract counterparties to meet their contractual obligations
   - Changes in accounting principles and/or the application of such principles to the company
   -  Changes in technology
   -  Changes in legal proceedings
   - The ability to effectively integrate the operations of acquired companies

For a further discussion of these risk factors and cautionary statements, refer to the Introduction and to Item 2 - Management's Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors and Cautionary Statements that May Affect Future Results of the company's most recent Form 10-Q.

MDU Resources Group, Inc., a member of Standard & Poor's MidCap 400 index, provides value-added natural resource products and related services that are essential to our country's energy and transportation infrastructure. MDU Resources includes electric and natural gas utilities, natural gas pipelines and energy services, utility services, natural gas and oil production, construction materials and mining, and domestic and international independent power production. For more information about MDU Resources, see the company's Web site at www.mdu.com or contact the investor relations department at investor@mduresources.com.


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Contacts:
Warren L. Robinson - Executive Vice President and Chief Financial Officer
(701) 222-7991 or

Cathi Christopherson - Vice President, Corporate Communications
(701) 222-7959